EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Organized under law of

UNIVERSAL CORPORATION	Virginia
Aviation and Regional Services, Ltd.	Malawi
Beleggings-en Beheermaatschappij "De Amstel" B. V.	Netherlands
CA Bautz GmbH	Germany
Casa Export, Limited	Virginia
CATSCO, Inc.	British Virgin Isles
CJSC Universal Tabak	Russia
Continental Tobacco S.A.	Switzerland
Deli Universal, Inc.	Virginia
Deli-HTL Tabak Maatschappij B. V.	Netherlands
Deltafina, S.p.A.	Italy
Deutsch-hollandische Tabakgesellschaft mbH	Germany
Ermor Tabarama-Tabacos do Brasil Ltda.	Brazil
Gebrueder Kulenkampff GmbH	Germany
GK Nicaragua S.A.	Nicaragua
Global Laboratory Services, Inc.	Virginia
Harkema Services, Inc.	Virginia
Indoco International B.V.	Netherlands
Inetab-Kaubeck, SRL	Dominican Republic
Itofina, S.A.	Switzerland
J.P. Taylor Company, L.L.C.	Virginia
L’Agricola, S.r.L.	Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.	Virginia
Limbe Leaf Tobacco Company Limited	Malawi
Mozambique Leaf Tobacco Import & Export Limitada	Mozambique
PT. Pandu Sata Utama	Indonesia
PT. Tempu Rejo	Indonesia
Tabacalera San Fernando S.R.L.	Paraguay
Tabacos Del Pacifico Norte, S.A. De C.V.	Mexico
TAES, S.L.	Spain
Tanzania Leaf Tobacco Co., Ltd	Tanzania
Tanzania Tobacco Processors Ltd.	Tanzania

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Toutiana, S.A.	Switzerland
ULG Universal Leaf Germany GmbH	Germany
ULT Hungary Limited	Hungary
ULT Support Services India Private Ltd.	India
Ultoco, S.A.	Switzerland
Ultoco Limited BVI	British Virgin Islands
Ultoco Services, S.A.	Switzerland
Universal Finance B.V.	Netherlands
Universal Innovations Corporation Inc.	Virginia
Universal Leaf Africa (Pty) Ltd.	South Africa
Universal Leaf (Asia) Pte Ltd.	Singapore
Universal Leaf Far East Ltd.	British Virgin Islands
Universal Leaf North America U. S., Inc.	North Carolina
Universal Leaf Philippines Inc.	Philippines
Universal Leaf South Africa (Pty) Limited	South Africa
Universal Leaf Tabacos Ltda.	Brazil
Universal Leaf Tabacos S. A.	Argentina
Universal Leaf Tobacco Company, Inc.	Virginia
Universal Leaf Tobacco International, Inc	Virginia
Universal Leaf Tobacco Poland Sp. z.o.o.	Poland
Zambia Leaf Tobacco Co., Ltd.	Zambia
Zimbabwe Leaf Tobacco Company (Private) Limited	Zimbabwe
Zimleaf Holdings (Private) Limited	Zimbabwe

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